Conference Call/Webcast: Telephone:	Today, August 08, 2003 at Noon EDT 800/633-8523 and 212/346-7477. Replay available for 4 days at 800/633-8284 or 402/977-9140 (Res.# 21157646)
Live Webcast/Replay:	www.seracarels.com (select “Investor Relations”). Archived and available on SeraCare’s web site for 30 days.

News Announcement                                                                      FINAL

SERACARE REPORTS Q3 EARNINGS; RAISES FY ’03 EPS GUIDANCE TO $0.32

OCEANSIDE, California, August 08, 2003 — SeraCare Life Sciences, Inc. (Nasdaq: SRLS), an innovative developer and provider of blood and plasma-based products and services for the biotechnology, pharmaceutical and diagnostic industries, today reported financial results for the three and nine-month periods ended June 30, 2003 and raised its EPS guidance for fiscal 2003.

For the third quarter ended June 30, 2003, net revenues were $6.4 million, compared to net revenues of $6.1 million during the same period last year. Net income for the fiscal 2003 third quarter was $628,000, or $0.08 per diluted common share, compared to net income of $935,000, or $0.11 per diluted common share, in the same period last year. Net income was lower for the 2003 third quarter due to expenses related to the commercial launch of BioBank, continued development of cell culture media, and expenses related to mergers and acquisitions. Other income in 2002 also included a one-time legal settlement of $149,000.

Net sales for the nine months ended June 30, 2003 were $18.3 million versus $19.8 million during the first nine months of fiscal 2002. Net income for the nine months ended June 30, 2003 was $2.1 million, or $0.26 per diluted common share, compared to net income of $2.8 million, or $0.33 per diluted common share, during the same period last year.

Subsequent to the quarter’s end, SeraCare acquired all assets of BioMedical Resources (BMR). BMR, a provider of disease state antibody products, complements and expands SeraCare’s existing operations in the disease state plasma market. BMR’s President and founder, Stephen J. Lowenthal, has joined SeraCare and will serve as General Manager of the companies’ combined disease state plasma operations.

SeraCare Life Sciences Revises Fiscal 2003 Guidance

SeraCare now anticipates fiscal 2003 net income of approximately $2.6 million, or $0.32 per diluted share. SeraCare’s fiscal 2003 financial guidance reflects costs associated with the development and launch of both the BioBank and cell culture media, but does not reflect any material revenue contributions from these initiatives.

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SeraCare Life Sciences, 8/8/03	page 2 of 5

Michael Crowley, Jr., SeraCare’s CEO, said, “Despite the setback of a major customer loss in the second quarter as well as additional expenses and staffing related to the launch of two new product lines, SeraCare continued to deliver strong financial performance in the quarter and year-to date periods. Our revised EPS guidance clearly indicates that we continue to focus our organization on delivering profits to our shareholders and enhancing shareholder value.

“We accomplished an important milestone with the completion of our first sale from our innovative BioBank initiative, and responses to our sales and marketing efforts continue to be encouraging.

“Subsequent to the end of the quarter, SeraCare purchased BioMedical Resources, marking our first transaction under our ongoing program to identify and acquire businesses that have a strategic fit and are expected to be accretive to earnings per share. After closely examining numerous acquisition targets over the last eighteen months, it was particularly gratifying to find a company with BMR’s strength and expertise. We are in the process of integrating BMR’s disease state business, a process which should be largely complete by September 30, 2003.”

About SeraCare Life Sciences:

SeraCare Life Sciences, Inc. develops, manufactures, and sells innovative blood based products and cell culture products for the biotechnology, pharmaceutical, and diagnostic markets. Its offerings include plasma-based therapeutic products, diagnostic products and reagents, cell culture products, specialty plasmas, and BioBank, a proprietary database of medical information and associated blood, plasma, DNA and RNA samples. For additional information about SeraCare Life Sciences, Inc., please visit the Company’s web site at www.seracarels.com.

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SeraCare Life Sciences, 8/8/03	page 3 of 5

Safe Harbor For Forward Looking Statements:

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include (i) the Company’s expectations for the launch and success of its BioBank and cell culture media offerings; (ii) the Company’s expectation that the process of integrating BMR’s disease state business into the Company will be largely complete by September 30, 2003; and (iii) statements under the heading “SeraCare Life Sciences Revises Fiscal 2003 Guidance.” The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to (i) market demand for plasma and plasma-based products, (ii) the Company’s ability to retain its existing customers and attract new ones, (iii) the Company’s ability to successfully roll out its BioBank and cell culture media offerings, including acceptance of this new system and products by the Company’s current and prospective customers, (iv) the Company’s ability to successfully integrate BMR’s business with its own operations; (v) the Company’s access to adequate blood and plasma raw materials on terms consistent with its existing contracts, (vi) the Company’s ability to successfully implement its growth strategy, and (vii) the Company’s ability to accurately forecast its future operating results given its short history as a stand alone public company. Information on these and additional factors that could affect the Company and its financial results is included in the Company’s report on Form 10-K for the year ended September 30, 2002 filed with the Securities and Exchange Commission (SEC) as well as the Company’s other periodic filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Tim Hart Chief Financial Officer SeraCare Life Sciences, Inc. 760/806-8922	Nathan Ellingson, David Collins Jaffoni & Collins Incorporated 212/835-8500 or srls@jcir.com

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SeraCare	Life Sciences, 8/8/03 page 4 of 5

SeraCare Life Sciences, Inc.

Condensed Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
Sales	$6,415	$6,108	$18,298	$19,820
Cost of sales	4,558	4,295	12,900	13,914

Gross profit	1,857	1,813	5,398	5,906
Selling general and administrative expenses	1,167	1,021	3,055	3,270

Income from operations	690	792	2,343	2,636
Other income	7	149	29	157

Income before income tax expense (benefit)	697	941	2,372	2,793
Income tax expense (1)	68	6	232	20

Net income	$629	$935	$2,140	$2,773

Earnings per common share:
Basic	$0.08	$0.13	$0.29	$0.38

Diluted	$0.08	$0.11	$0.26	$0.33

Weighted average shares:
Basic	7,534	7,374	7,452	7,374

Diluted	8,161	8,412	8,274	8,295

(1)	For the three- and nine-month periods ended June 30, 2003 the Company accrued tax at approximately a 10% rate mainly due to a two year California state imposed moratorium on the use of a California NOL carryforward.

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SeraCare Life Sciences, 8/8/03                                                                                                                  page 5 of 5

SeraCare Life Sciences, Inc.

Condensed Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	As of June 30, 2003	As of September 30, 2002
ASSETS

Current assets:
Cash and cash equivalents	$3,411	$4,818
Accounts receivable, net	7,164	2,168
Inventory	9,376	8,314
Prepaid expenses and other current assets	265	320

Total current assets	20,216	15,620
Property and equipment, net	1,141	856
Goodwill	3,514	3,514

Total assets	$24,871	$19,990

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,887	$1,214
Accounts payable to related parties	3,070	744
Accrued expenses	461	755

Total current liabilities	5,418	2,713

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, no par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 25,000,000 shares authorized, 7,539,795 and 7,374,078 shares issued and outstanding, respectively	1,205	1,168
Additional paid-in capital	13,571	13,571
Retained earnings	4,677	2,538

Total stockholders’ equity	19,453	17,277

Total liabilities and stockholders’ equity	$24,871	$19,990

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